      As filed with the Securities and Exchange Commission on May 30, 1997.
                                                               File No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------
                                VIDEOSERVER, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                         04-3114212
      (State or other jurisdiction                            (I.R.S. Employer
              of organization)                               Identification No.)

         63 THIRD AVENUE, BURLINGTON, MASSACHUSETTS 01803 (617) 229-2000 (Address and telephone number of registrant's principal executive offices)

                       ----------------------------------

                                ROBERT L. CASTLE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VIDEOSERVER, INC.
                                 63 THIRD AVENUE
                         BURLINGTON, MASSACHUSETTS 01803
                                 (617) 229-2000
            (Name, address and telephone number of agent for service)

                                 with copies to:

              DAVID L. ENGEL, ESQ.             MARGARET D. FARRELL, ESQ.
           BINGHAM, DANA & GOULD LLP           HINCKLEY, ALLEN & SNYDER
               150 FEDERAL STREET                 1500 FLEET CENTER
          BOSTON, MASSACHUSETTS 02110        PROVIDENCE, RHODE ISLAND 02903
                (617) 951-8000                     (401) 274-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective
   --------------------------------------------------------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================
                                     Proposed        Proposed
Title of Securities   Amount to      Maximum         Maximum          Amount of
to be Registered      be Registered  Offering Price  Aggregate        Registration
                                     Per Share*      Offering Price*  Fee
----------------------------------------------------------------------------------
Common Stock
No Par Value           223,881       $17.50          $3,917,918       $1,187
==================================================================================

     * Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c) based on the average of the high and low prices reported in the consolidated trading system on May 29, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    Subject to Completion, Dated May 30, 1997

                               P R O S P E C T U S
                                VIDEOSERVER, INC.

                                223,881 Shares of
                          Common Stock, $.01 Par Value

                                   -----------

     This Prospectus ("PROSPECTUS") of VideoServer, Inc., a Delaware corporation (the "COMPANY" or "VIDEOSERVER"), relates to up to 223,881 shares (the "SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), being sold by a certain stockholder of the Company (the "SELLING STOCKHOLDER"), for its account. See "Selling Stockholder." The Company will not receive any proceeds from the sale of Shares by the Selling Stockholder. The Common Stock is traded on the Nasdaq National Market under the symbol "VSVR." On May 29, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $17 per share.

     The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder (other than commissions, fees and discounts of underwriters, brokers, dealers and agents), estimated to be $27,000. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act of 1933 (the "SECURITIES ACT").

     All or a portion of the Shares may be disposed of by the Selling Stockholder hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the Nasdaq National Market, or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Stockholder may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholder and the underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of the underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of the underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

     Certain of the underwriters, brokers, dealers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.


                                   -----------

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS AND CAUTIONARY STATEMENT" ON PAGE 4.

                                   -----------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


                                   -----------

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

--------------------------------------------------------------------------------
                                        UNDERWRITING            PROCEEDS TO
                    PRICE TO              DISCOUNTS               SELLING
                      PUBLIC           AND COMMISSIONS          STOCKHOLDER
--------------------------------------------------------------------------------
Per Share              (l)                  (1)(2)                 (1)(2)
--------------------------------------------------------------------------------
Total                  (1)                  (1)(2)                 (1)(2)
--------------------------------------------------------------------------------

(1) The Selling Stockholder may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholder."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholder. The expenses incurred in connection with the same, estimated at $27,000, will be borne by the Company. The Selling Stockholder and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholder.

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION."


                The date of this Prospectus is __________ , 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500
W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's Web site at: http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

     The Company has filed a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

     Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any information that was incorporated by reference in the Prospectus (other than exhibits to documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference in the Prospectus). The Company will also provide upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act. Requests for such copies should be directed to Paul L. Criswell, Corporate Counsel, 63 Third Avenue, Burlington, Massachusetts 01803. Telephone requests may be directed to Mr. Criswell at (617) 229-2000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 and the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 1997, filed with the Commission pursuant to Section 13(a) of the Exchange Act, the Current Report on Form 8-K of the Company filed on May 12, 1997 with the Commission pursuant to Section 13(a) of the Exchange Act, and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                      RISK FACTORS AND CAUTIONARY STATEMENT

     An investment in the Shares being offered herein involves a high degree of risk. Prospective investors should consider carefully the risk factors contained in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 (including without limitation those risks and uncertainties discussed in the section titled "Other factors which may affect future operations" of the Company's 1996 Annual Report to Shareholders as incorporated by reference in the Form 10-K), as well as those risks and uncertainties contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 in the section with the same title, all of which are incorporated herein by reference, before purchasing the Shares offered hereby.

     The documents incorporated by reference in this Prospectus contain, and additional statements issued by the Company from time to time in public filings or press releases or publicly made orally by officers of the Company with respect to the Company contain or may contain, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including without limitation those discussed in the sections referred to above of the Company's 1996 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. Such forward-looking statements speak only as of the date on which they are made, and the Company cautions readers not to place undue reliance on such statements.

                                   THE COMPANY

     VideoServer is a leading supplier of networking equipment and associated software used to create multimedia conferences that connect multiple users over wide area networks and allow them to interact as a group. The Company's products, Multimedia Conference Servers ("MCSs"), provide multimedia conferencing, as well as applications for conference control, network management and bandwidth management. The Company's products enable interoperability between dissimilar communications networks, video conferencing systems, and the encoding technologies used by those systems. The Company believes that its products, which combine audio, video and data information, are positioned to become a key enabler of communications networks supporting emerging collaborative multimedia applications.

     VideoServer's objective is to expand its leadership position in the conferencing market by developing and supplying products that enable multimedia conferencing, whether through end-user multimedia networks or carrier-provided conferencing services.

     The Company provides MCSs to a wide variety of technology and distribution partners, including leading videoconferencing equipment suppliers, telephone carriers, private conferencing service providers, computer companies and PBX suppliers. The Company believes that it was the largest supplier in annual shipments of multimedia conference servers in 1994, 1995 and 1996.

     On April 28, 1997, the Company acquired the network access card ("NAC") business unit of Promptus Communications, Inc., a Rhode Island corporation ("PROMPTUS") and subsidiary of GTI Corporation, a publicly traded Delaware corporation. The Company paid an aggregate consideration to Promptus of approximately $18,000,000 at the closing, consisting of $14,500,000 in cash and 223,881 shares of the Company's Common Stock. The assets acquired include all tangible and intangible assets of Promptus' NAC business unit, including fixed assets, inventories, trade receivables, products and technology, including certain in-process research and development. Liabilities assumed by the Company include all third-party trade liabilities and other accrued obligations pertaining to the acquired NAC assets. The transaction will be accounted for as a purchase. The acquired business unit will assume the name VideoServer CONNECTIONS, and will operate as a wholly-owned subsidiary of the Company.

     The address of the principal executive office of the Company is 63 Third Avenue, Burlington, Massachusetts 01803. The telephone number of the Company is
(617) 229-2000.

                               SELLING STOCKHOLDER

     On April 28, 1997, Promptus acquired 223,881 shares of the Common Stock from the Company in a transaction exempt from the registration requirement of the Securities Act, in connection with an Asset Purchase Agreement, dated as of March 25, 1997, pursuant to which the Company through a wholly-owned subsidiary purchased certain assets comprising Promptus' NAC business, in exchange for $14,500,000 in cash (subject to certain post-closing adjustments) and 223,881 shares of the Common Stock.

     The term Selling Stockholder includes the holder listed below and the beneficial owners of the Shares and their transferees, pledgees, donees and other successors.

     Pursuant to the Registration Rights Agreement, dated as of April 26, 1997, between the Company and the Selling Stockholder, the Company agreed to file with the Commission the Registration Statement, of which this Prospectus is a part, with respect to the resale of the Shares. The Company has committed to keep the Registration Statement effective until the earlier of (i) the second anniversary of the closing date under the Asset Purchase Agreement, or (ii) such time as all the shares of Common Stock covered by such Registration Statement have been sold. The Company has agreed to indemnify the Selling Stockholder and its officers, directors and controlling persons against certain liabilities, including certain liabilities under the Securities Act.

     As of April 25, 1997, except as noted below, Promptus held of record no shares of the Company's outstanding Common Stock. Promptus has within the past three years had no position, office or other material relationship (other than as a significant supplier) with the Company or its affiliates.

     As of May 28, 1997, there were 12,876,361 shares of the Common Stock issued and outstanding.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 30, 1997 and as adjusted to reflect the sale of all of the Common Stock offered hereby by the Selling Stockholder.


    Name of Selling        Shares Owned           Shares     Shares to be Owned
      Stockholder        Prior to Offering      Offered (1)    After Offering
      -----------        -----------------      -----------    --------------
Promptus                          223,881         223,881            0
Communications, Inc.


     (1)   See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

      The sale or distribution of the Shares may be effected directly to purchasers by the Selling Stockholder as a principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any exchange or in the over-the-counter market, (ii) in transactions otherwise than in the over-the-counter market or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Shares. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Stockholder or by agreement between the Selling Stockholder and underwriters, brokers, dealers or agents, or purchasers. The Selling Stockholder may effect such transactions by selling the Shares directly to purchasers or by selling shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholder and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of

Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

     Certain of any such underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

     Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers.

     The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Stockholder and its officers, directors and controlling persons (within the meaning of the Securities Act) against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholder.

     If all or a portion of the Shares are offered through an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

     Until the distribution of the Shares is completed, rules of the Commission may limit the ability of any underwriters and any other person participating in the distribution of the Shares to bid for and purchase the Common Stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If any underwriters create a short position in the Shares in connection with the offering, selling more Shares than are set forth on the cover page of this Prospectus, the underwriters may reduce that short position by purchasing shares of Common Stock in the open market. Purchases of the Common Stock for the purpose of stabilization or to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. In addition, rules of the Commission may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholder and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.


                              CERTAIN LEGAL MATTERS

     The validity of the offered Common Stock will be passed upon for the Company by Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts.


                                     EXPERTS

     The consolidated financial statements of VideoServer, Inc. incorporated by reference in VideoServer's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
            -------------------------------------------

        The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


            SEC Registration Fee...............................   $ 1,187.00
            Transfer Agent and Registrar Fees and Expenses.....       500.00
            Legal Fees and Expenses............................    12,500.00*
            Accounting Fees and Expenses.......................     7,500.00*
            Nasdaq National Market Fee.........................     4,477.62
            Miscellaneous......................................       835.38*
                                                                  ----------
            Total..............................................   $27,000.00
                                                                  ==========

        -----------------
        *  Estimates

Item 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
            -----------------------------------------

        The Company's Amended and Restated Certificate of Incorporation (the "CHARTER") contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of the breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Company's Charter and its Amended and Restated By-Laws also contain provisions indemnifying the directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

Item 16.    EXHIBITS.
            --------

       4.1 Specimen Certificate for Shares of the Registrant's Common Stock, par value $.01 per share, incorporated by reference to Exhibit
               4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-91132).

       4.2 Asset Purchase Agreement dated as of March 25, 1997, between the Registrant and Promptus Communications, Inc., incorporated by reference to Exhibit 1.0 to the Company's Report on Form 8-K dated May 12, 1997.

       4.3 Registration Rights Agreement, dated as of April 26, 1997, between the Registrant and Promptus Communications, Inc.

       5       Opinion of Bingham, Dana & Gould LLP.

       23.1    Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

       23.2    Consent of Ernst & Young LLP.

       24      Power of Attorney (included on signature page).

Item 17.    UNDERTAKINGS.
            ------------

       (A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (B) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (D)    The undersigned registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (E)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington and the Commonwealth of Massachusetts as of May 30, 1997.


                                    VIDEOSERVER, INC.



                                    By: /s/ Robert L. Castle
                                        ---------------------------------------
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Robert L. Castle and Stephen J. Nill and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below as of May 30, 1997 by the following persons on behalf of the Registrant and in the capacities indicated.


/s/ Robert L. Castle              President and Chief Executive Officer
-----------------------------     (principal executive officer) and Director
Robert L. Castle


                                  Vice President of Business Development and
-----------------------------     Director
Rubin Gruber


/s/ Stephen J. Nill               Vice President and Chief Financial Officer
-----------------------------     (principal financial and accounting officer)
Stephen J. Nill


/s/ Paul J. Ferri                 Director
-----------------------------
Paul J. Ferri


/s/ William E. Foster             Director
-----------------------------
William E. Foster


/s/ Steven C. Walske              Director
-----------------------------
Steven C. Walske

                                  EXHIBIT INDEX
                                  -------------


      EXHIBIT     DESCRIPTION
      -------     -----------

      4.3 Registration Rights Agreement, dated as of April 26, 1997, between the Registrant and Promptus Communications, Inc.

      5           Opinion of Bingham, Dana & Gould LLP

      23.2        Consent of Ernst & Young LLP

      24          Power of Attorney (included on signature page).